UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

   Date of report (Date of earliest event reported):
			February 13, 2006

                        JOHNSON & JOHNSON
     (Exact name of registrant as specified in its charter)

     New Jersey             1-3215      22-1024240
(State or Other Juris- (Commission (IRS Employer diction of Incorporation) File No.) Identification No.)

  One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
       (Address of Principal Executive Offices) (Zip Code)

  Registrant's telephone number, including area code:
                         732-524-0400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

     [   ]  Pre-commencement communications pursuant to Rule
     14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

     [   ]  Pre-commencement communications pursuant to Rule
     13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.  Entry into a Material Definitive Agreement.

Compensation of Named Executive Officers

      On February 13, 2006, the Compensation & Benefits Committee (the "Committee") of Johnson & Johnson (the "Company") completed its annual performance and compensation review of the Company's executive officers and approved compensation for performance during 2005. The following is a description of the compensation arrangements that were approved by the Committee for the executive officers who will be included as the Named Executive Officers in the Company's Proxy Statement for the 2006 Annual Meeting of Shareholders which is expected to be filed on or about March 15, 2006 (the "2006 Proxy Statement").

Annual Base Salary:

      The  Committee  approved the following base  salaries,
effective   February  27,  2006,  for  the  Named  Executive
Officers:

William C. Weldon              $1,670,000
Chairman/CEO

Christine A. Poon              $  975,000
Vice Chairman/Worldwide Chairman,
Medicines & Nutritionals

Robert J. Darretta             $1,030,000
Vice Chairman/CFO

Michael J. Dormer              $  735,000
Worldwide Chairman,
Medical Devices

Per A. Peterson                $  835,000
Chairman, R&D Pharmaceuticals Group

Bonus:

     The Committee approved the following bonus payments for performance in 2005 (divided at the discretion of the Committee between cash and the fair market value of Common
Stock awards on February 17, 2006):

Mr. Weldon  	$3,000,000
Ms. Poon    	$  945,000
Mr. Darretta      $  891,000
Mr. Dormer  	$  940,500
Dr. Peterson      $  750,268

Stock Option and Restricted Share Unit Grants:

      The Committee approved the following stock option and Restricted Share Unit ("RSU") grants under the Company's 2005 Long-Term Incentive Plan. The stock options were granted at an exercise price of $58.34, which was the fair market value of the Company's Common Stock on the date of grant. The options will become exercisable on February 13, 2009 and expire on February 12, 2016. The RSUs were granted at the fair market value of the Company's Common Stock on the date of grant. The RSUs will vest on February 13, 2009, upon which for each RSU, the holder, if still employed by the Company on such date, will receive one share of the Company's Common Stock.

Mr. Weldon  	452,520 stock options           37,710 RSUs
Ms. Poon    	205,691 stock options           17,141 RSUs
Mr.  Darretta     138,841 stock  options          11,570 RSUs
Mr. Dormer  	128,557 stock options           10,713 RSUs
Dr.  Peterson     128,557 stock  options          10,713 RSUs

Long Term Incentive Plan Awards:

       The Committee approved the following long-term incentive plan awards on February 13, 2006 in recognition of performance during 2005 under the Company's Certificate of Extra Compensation ("CEC") program. Awards are not paid out until retirement or other termination of employment. As of the end of fiscal year 2005, the CEC value per unit was $23.16. The value of the CEC units is preliminary and is subject to increase or decrease based on the performance of the Company. Reference is made to the Company's 2005 Proxy Statement for a more complete description of the Company's CEC program.

Mr. Weldon  	150,000 CEC units
Ms. Poon    	200,000 CEC units
Mr. Darretta       85,000 CEC units
Mr. Dormer  	 80,000 CEC units
Dr. Peterson       25,000 CEC units

     The Company expects to file the 2006 Proxy Statement on or about March 15, 2006. The 2006 Proxy Statement will include additional information with respect to the compensation arrangements for executive officers of the Company.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JOHNSON & JOHNSON
                              (Registrant)




Date:  February 16, 2006      By: /s/ Michael H. Ullmann
                              Michael H. Ullmann
                              Secretary